UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2021

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2021, Crestwood Pipeline and Storage Northeast LLC (“Crestwood Pipeline”), a Delaware limited liability company and wholly owned subsidiary of Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood Equity”), Con Edison Gas Pipeline and Storage Northeast, LLC (“CEGPS”), a New York limited liability company and wholly owned subsidiary of Consolidated Edison, Inc., a New York corporation (“Con Ed”), Stagecoach Gas Services LLC, a Delaware limited liability company (“Stagecoach”) and Kinder Morgan Operating LLC “A”, a Delaware limited lability company (“Kinder Morgan”) closed on certain transactions (the “Transactions”) contemplated by the previously announced Purchase and Sale Agreement (the “Purchase Agreement”). As contemplated by the Purchase Agreement, Stagecoach sold (i) 100% of the equity interests in Stagecoach Pipeline & Storage Company, LLC, a New York limited liability company (“Stagecoach Pipeline”), Arlington Storage Company, LLC, a Delaware limited liability company, Crestwood Gas Marketing LLC, a Delaware limited liability company (“Crestwood Gas Marketing”), Crestwood Storage Inc., a Delaware corporation and (ii) Stagecoach Operating Services LLC, a Delaware limited liability company (“Service Company”) to Kinder Morgan for an aggregate base purchase price of $1.195 billion. Stagecoach’s sale of these equity interests is referred to herein as the “First Closing Interests”, and the closing of the First Closing Interests is referred to herein as the “First Closing”.

Following the First Closing and subject to New York state regulatory approval, Crestwood Pipeline and CEGPS will sell and transfer 100% of the equity interests in Stagecoach and its wholly-owned subsidiary, Twin Tier Pipeline LLC, a Delaware limited liability company (“Twin Tier” and together with the First Closing Interests, the “Acquired Interests”). Crestwood Pipeline’s and CEGPS’ sale of 100% of the equity interests in Stagecoach and Twin Tier is referred to herein as the “Second Closing Interests”, the closing of the Second Closing Interests is referred to herein as the “Second Closing”, and the transactions contemplated by the First Closing and the Second Closing are referred to herein as the “Transactions.” At the Second Closing, Kinder Morgan will pay $30.0 million in the aggregate to Crestwood Pipeline and CEGPS, subject to certain adjustments contemplated by the Purchase Agreement for the Second Closing Interests.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information required by this Item 2.01 is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 9, 2021, Crestwood Equity and (“Con Ed”) jointly announced the completion of the First Closing, as described in Item 1.01 hereof. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Tax Implications of the Transactions

The Transaction will result in an approximate $450 million taxable gain being allocated among Crestwood Equity’s unitholders who owned units on July 1, 2021. Based on management’s projections and assumptions, Crestwood Equity anticipates unitholders who purchase Crestwood Equity units at any point in 2021, and hold such units throughout the remainder of 2021, will generally not incur any tax liability with respect to the Transaction or its eventual use of proceeds, considering deductions to be allocated to those unitholders. For unitholders who are allocated a taxable gain related to the transaction and its use of proceeds, Crestwood believes that many of these unitholders may be able to utilize 2021 allocated deductions and previously allocated passive losses (which are significant in aggregate since 2013 between Crestwood Equity and Crestwood Midstream Partners LP) to offset a substantial portion of that taxable gain. For some of our long term unitholders that have utilized prior year losses or that had gain from our 2016 Stagecoach transaction (where Crestwood Equity sold a 50% interest in Stagecoach to CEGPS) could expect a taxable gain, which may be substantial, for this transaction. The ability of each unitholder to offset all or a portion of taxable gain will depend on their particular situation, including when and how the unitholder acquired its units and the ability of the unitholder to utilize passive losses. Unitholders are encouraged to consult their tax advisors with respect to these matters.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The pro forma financial information of Crestwood Equity Partners LP giving effect to the transactions described under Item 1.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference, including:

•	Introduction

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2021

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2021 and for the Year Ended December 31, 2020

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 9, 2021

99.2	Crestwood Equity Partners LP Unaudited Pro Forma Condensed Consolidated Financial Statements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: July 12, 2021	By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer

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